                              CERTIFICATE OF TRUST

                                       OF

                         DELAWARE GROUP FOUNDATION FUNDS

                            a Delaware Business Trust

          THIS  Certificate  of Trust of Delaware  Group  Foundation  Funds (the
"Trust"), dated as of this 24th day of October, 1997, is being duly executed and filed, in order to form a business trust pursuant to the Delaware Business Trust
Act (the "Act"), Del. Code Ann. tit. 12,ss.ss.3801-3819.

          1. NAME.  The name of the business  trust  formed  hereby is "Delaware
Group Foundation Funds."

          2.  REGISTERED  OFFICE AND  REGISTERED  AGENT.  The Trust will become, prior to the issuance of shares of beneficial interest, a registered  investment company  under the  Investment  Company Act of 1940, as amended.  Therefore,  in accordance  with section 3807(b) of the Act, the Trust has and shall maintain in the State of Delaware a registered  office and a registered agent for service of process.

               (a)  REGISTERED  OFFICE.  The  registered  office of the Trust in
          Delaware  is  The  Corporation  Trust  Company,  1209  Orange  Street,
          Wilmington, Delaware 19801.

               (b) REGISTERED AGENT. The registered agent for service of process on the Trust in Delaware is The Corporation Trust Company, 1209 Orange
          Street, Wilmington, Delaware 19801.

          3.  LIMITATION OF LIABILITY.  Pursuant to Section  3804(a) of the Act,
the debts,  liabilities,  obligations and expenses  incurred,  contracted for or otherwise existing with respect to a particular series of the Trust, established pursuant to the terms of the  Agreement and  Declaration  of Trust of the Trust,
shall be enforceable against the assets of such series only, and not against the assets of the Trust generally.

          IN WITNESS  WHEREOF,  the Trustees  named below do hereby execute this
Certificate of Trust as of the date first-above written.

                                                /s/ Wayne A. Stork
                                                Wayne A. Stork

                                                /s/ Jeffrey J. Nick
                                                Jeffrey J. Nick

                                                /s/ David K. Downes
                                                David K. Downes

                                                /s/ George M. Chamberlain, Jr.
                                                George M. Chamberlain, Jr.